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                                                                    Exhibit 10.9

                                                                            AT&T

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Earl G. Quenzel                                          Room 6144G2
Education Programs                                       295 North Maple Avenue
Vice President                                           Basking Ridge. NJ 07920
                                                         908 221-3711
                                                         FAX 908 221-3602



Date: July 14,1998
To:   Ray Sozzi
From: Earl Quenzel
Re:   Notice of AT&T's Election to Extend Agreements


This letter will serve as formal notification to Student Advantage1 L.L.C. that the parties have agreed to extend the notice period from July 1, 1998 to July 30,1998 in Section 9 of the Marketing Agreement between AT&T Corp. and Student Advantage, L.L.C. effective as of February 1, 1998 (the "Marketing Agreement"). Pursuant to that section, AT&T Corp. is electing to exercise its right to simultaneously extend for an additional year (i.e. until June 1, 2001) the Initial Term (as that term may be defined for all purposes in the respective agreements being extended) of both the Marketing Agreement and the Agreement Between AT&T Communications, Inc. and Student Advantage, L.L.C. effective as of February 1, 1997. Unless otherwise provided in either of the respective agreements, these two agreements now expire on June 1, 2001. Please indicate Student Advantage's concurrence by signing below and returning a copy to Donna Franklin at your earliest convenience. Thank you.


Earl Quenzel

/s/ Earl Quenzel


Acknowledged and Agreed:

/s/ Raymond V. Sozzi
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Raymond V. Sozzi
Student Advantage, L.L.C.